Exhibit 10.6

CIFC CORP.

Restricted Stock Unit Award Agreement—Directors

This Agreement (the “Agreement”), dated                      (the “Effective Date”), between CIFC Corp., a Delaware corporation (the “Company”), and [                ] (the “Participant”), is made pursuant and subject to the Company’s First Amended and Restated Stock Incentive Plan (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the meanings given them in the Plan.

1.                                       Grant.  Pursuant to the Plan, the Company hereby grants to the Participant, subject to the terms of the Plan and those herein set forth, an award of [              ] restricted stock units.  Each restricted stock unit (i) represents the right to acquire one share of Common Stock, subject to the terms herein, and (ii) is meant to constitute a Performance Share under the Plan, and the restricted stock units granted hereunder shall be referred to hereinafter as Performance Shares.

2.                                       Vesting.  The Participant’s rights in the Performance Shares are immediately vested and nonforfeitable.

3.                                       Dividend Equivalents and Settlement Date.  The number of Performance Shares subject to this Agreement shall be automatically increased on account of the payment of dividends and other distributions paid on or after the Effective Date and on or before a “Settlement Date.”  A Settlement Date occurs (a) on the first three anniversaries of the Effective Date, each with respect to one-third of the Performance Shares originally granted hereunder (subject to adjustment as described herein) or, if earlier, (b) with respect to all outstanding Performance Shares on the date, within three months after a Control Change Date, on which no Continuing Director remains a Board member if the change in the membership of the Board constitutes a change in the effective control of the Company under Treas. Reg. § 1.409A-3(i)(5)(vi)(2).

Except for dividends and distributions paid in shares of Common Stock, such increase shall equal the amount determined by (a) multiplying the dividend or distribution paid on each share of Common Stock by the number of Performance Shares then credited to the Participant and (b) dividing that product by the Fair Market Value on the date of the dividend payment or distribution.  The number of Performance Shares subject hereto shall be adjusted for dividends, distributions, or other adjustments paid in shares of Common Stock on or after the Effective Date and on or before a Settlement Date in accordance with Paragraph 7.  For dividends and distributions paid in shares of Common Stock, the amount of such increase shall be equal to the number of shares of Common Stock that would have been paid through such dividend or distribution to a holder of the number of shares of Common Stock equal to the number of Performance Shares then credited to the Participant.

4.                                       Form of Payment.  The form of payment in settlement of the Performance Shares shall be determined under Paragraph 5 or 6, as applicable.

5.                                       Form of Settlement.  Except as provided in Paragraph 6, the applicable portion of the Performance Shares subject hereto (including any additional Performance Shares credited under Paragraph 3), shall be settled on each Settlement Date by the issuance of a number of whole shares of Common Stock equal to the applicable number of whole Performance Shares subject to this Agreement on the applicable Settlement Date.  No payment will be made hereunder for a fractional Performance Share, and any fractional Performance Share subject hereto on a Settlement Date will be disregarded.

6.                                       Change in Control.  This Paragraph 6 applies if there is a Change in Control before one of the first three anniversaries of the Effective Date and the Change in Control does not result in a Settlement Date under Paragraph 3 that is before such anniversary of the Effective Date.  In that event, each Performance Share credited to the Participant on the Control Change Date shall be converted into the right to receive a benefit, payable on the Settlement Date, based on the consideration received by the Company’s stockholders (cash, stock or other property), for each share of Common Stock in the transaction that constitutes the Change in Control.

If the consideration received by the stockholders in that transaction includes cash, then the cash component of the benefit payable to the Participant hereunder shall be credited with notional interest, from the Control Change Date until the date of payment under this Paragraph 6, at a rate equal to the interest rate payable on 3-month U.S. Treasury bills during that period (adjusted on the first day of each month).  If the consideration received by the stockholders in that transaction includes stock, then the stock component of the benefit payable to the Participant hereunder shall include dividend equivalents, calculated in accordance with Paragraph 3, with respect to dividends paid on that stock from the Control Change Date until the date of payment under this Paragraph 6.

7.                                       Change in Capital Structure.  Notwithstanding any provision hereof that may be to the contrary, the terms hereof and the number of Performance Shares subject hereto shall be adjusted as the Board determines is equitably required if the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares (including reverse stock splits) or similar changes in capitalization.

8.                                       Notices.  Any notice or communication to the Company with respect to this Agreement must be in writing, directed to the Company’s Secretary and mailed (by first class mail) or delivered to the Company’s principal office.  Any notice or communication or payment to the Participant with respect to this Agreement must be in writing, addressed to the Participant and mailed (by first class mail) or delivered to the address last given to the Company by the Participant.  The Participant shall promptly advise the Company (in accordance with the first sentence of this paragraph) of any change in his address.  The Company shall not have any liability for the Participant’s failure to receive any notice, communication or payment if it is sent by the Company to the last address given to the Company by the Participant.

9.                                       Section 409A.  This Agreement is intended to comply with or be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance that may be issued after the Effective Date, “Section 409A”) and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.  However, notwithstanding any other provision of the Plan or this Agreement, if at any time the

Company determines that the Performance Shares may be subject to Section 409A, the Company shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Company determines are necessary or appropriate either for the Performance Shares to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.  Notwithstanding the foregoing, no provision of the Plan or this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company or any of its affiliates, employees or agents.

10.                                 Miscellaneous.  This Agreement shall be governed by Delaware law.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.  The Participant acknowledges that a copy of the Plan is attached hereto and agrees to be bound by all the terms thereof.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

CIFC CORP.	[NAME]

By: